UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 28, 2005

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


             (Exact name of Registrant as specified in its charter)



           Delaware                     0-26224                   51-0317849
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

    (Registrant's telephone number, including area code): (609)-275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [_] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On January 28, 2005, the Compensation Committee of the Board of Directors of Integra LifeSciences Holdings Corporation (the "Company") modified the annual compensation payable to directors of the Company, effective on such date.

The directors' compensation was modified so that directors will receive a grant of 7,500 options each year, with the chairman receiving 10,000 options. Directors will also receive an annual retainer of $40,000, payable in one of four ways, at their election: (1) in cash, (2) one half in cash and one half in restricted stock, (3) in restricted stock, or (4) in the form of options (the number of options determined by valuing the options at 25% of the fair market value of the Company's common stock underlying the option), with a maximum of 5,000 options.

Cash payments will be paid in arrears on a quarterly basis. Options and restricted stock will be granted on the date of the annual meeting of stockholders at which directors are elected. The exercise price of options granted will be the fair market of the Company's common stock on the grant date, and restricted stock will be valued based on the fair market value of the Company's common stock on the date of the grant.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

      Date: February 3, 2005          By: /s/ Stuart M. Essig
                                          -----------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer